Exhibit 10.2

DOMESTIC US RELOCATION POLICY
Tier 1 - Homeowners
(Job Grade 22 and above)

Effective September 1, 2010
Revised January 1, 2014

Table Of Contents
RELOCATION SUMMARY..............................................................................................................................	1
INTRODUCTION.............................................................................................................................................	2
ADMINISTRATION....................................................................................................................................	2
CONFIDENTIALITY...................................................................................................................................	3
RELOCATION PROGRAM ELIGIBILITY........................................................................................................	3
RELOCATION REPAYMENT...........................................................................................................................	4
TRAVEL...........................................................................................................................................................	4
TRACKING YOUR MOVE ON CARTUS' WEB SITE.....................................................................................	5
EXPENSE REIMBURSEMENT.......................................................................................................................	5
BEFORE YOU GET STARTED.......................................................................................................................	6
LUMP SUM PAYMENT/REAL ESTATE ASSISTANCE..................................................................................	7
SELLING YOUR PRESENT HOME................................................................................................................	8
REAL ESTATE SELECTION.....................................................................................................................	8
MARKETING ASSISTANCE.....................................................................................................................	9
HOME FINDING ASSISTANCE......................................................................................................................	10
HOME FINDING TRIP.....................................................................................................................................	11
TEMPORARY LIVING.....................................................................................................................................	11
MOVING YOUR HOUSEHOLD GOODS........................................................................................................	12
AUTOMOBILES........................................................................................................................................	13
STORAGE.................................................................................................................................................	13
INSURANCE/CLAIMS...............................................................................................................................	13
FINAL MOVE TO NEW DESTINATION..........................................................................................................	14
TAX CONSIDERATIONS................................................................................................................................	15
TAX SUMMARY CHART.................................................................................................................................	16
RELOCATION PAYMENT AGREEMENT........................................................................................................	17

Relocation Summary

Eligibility	Current or newly hired full-time exempt employees who are in Job Grade 22 or above being transferred at company request who are current homeowners.
Repayment Agreement
If you voluntarily terminate employment with Family Dollar within 24 months of the date you start working in the new location, you will be liable to repay all or a portion of the relocation costs incurred.

Real Estate Agent Selection	Mandatory broker registration for both the departure and destination locations.
Lump Sum Payment/Real Estate Assistance	Lump sum payment of $30,000. To be used for items not otherwise covered in this relocation policy, including real estate related items, such as commission or closing costs.
Marketing Assistance	Assistance available to help market and sell your departure home.
Home Finding Services	If you are purchasing in the new location: assistance through a network of real estate companies in your destination area who specialize in servicing relocating employees.
Home Finding Trips
Up to two trips for you and one other traveler for up to 4 days/3 nights per trip. Covered expenses include transportation, lodging, meals and rental car. Travel will be coordinated through the Family Dollar Travel Department.

Temporary Living	Lodging for up to 90 days.
Household Goods Shipment
Normal family household goods moved via van line selected by Cartus. Storage up to 90 days. Shipment of one automobile if the distance is greater than 250 miles, up to 2 automobiles for distances greater than 500 miles.

Final Move to New Destination	Reasonable and actual en route expenses reimbursed including transportation, mileage, and lodging. Meals reimbursed up to $35/day/adult and up to $25/day/child 12 and under.
Taxes
All appropriate taxes will be withheld from reimbursements that are considered taxable income. Reimbursements are not grossed up; taxes are taken out of the payment. For example, if your expenses are $1,000, taxes will be withheld and you will receive approximately $600. Please note taxes vary from state to state, so the actual reimbursement may be larger or smaller than this example.

Introduction

Congratulations on your upcoming relocation with Family Dollar Stores Inc. (“Family Dollar”).

Family Dollar wants your move to go as smoothly as possible. This relocation assistance guide is a reference tool to help you understand the benefits available to you in conjunction with your upcoming move. Moving in today’s environment is much more complex and demanding than ever before. Recognizing this, Family Dollar will assist you in many of these areas. In addition, our program reimburses you for many of the reasonable expenses associated with your relocation. The policy is intended to accommodate a variety of individual and family lifestyles. Please review the details of the covered expenses to understand how they will apply to your move.

Throughout your upcoming move there are numerous issues to be considered. Making well-informed decisions requires an understanding of Family Dollar’s relocation policy and your role in the process. Please take the time to read this guide carefully. Planning your move with a clear understanding of the policy will also help avoid unpleasant surprises such as non-reimbursable costs. The most successful moves are those which are well planned.

Family Dollar has partnered with Cartus, a third-party relocation company to assist you in coordinating your move. Upon receiving notification, Cartus will assign a dedicated Client Services Consultant (hereinafter known as Consultant) who will be your primary point of contact throughout this process. Your Consultant will navigate you through every step, answer any questions and outline the information that you need to provide.

We encourage you to become fully involved and to work closely with the professionals who have been made available to you. The more actively that you participate and provide information, the more effectively your Consultant and others can serve you.

It is the intent of this policy to cover specified reasonable costs associated with moving to your new location. The benefits incorporated into this policy are not intended to fit every conceivable individual situation or to be applied on a "keep whole" basis.

The Company recognizes that circumstances not specifically identified in this policy may arise. If a unique or special situation arises, please discuss it with your Consultant.

Administration

All relocation activities will be administered by Cartus under its contract with Family Dollar. Use of services and vendors not engaged by Cartus will not be authorized.

Confidentiality

In order for Cartus to administer the provisions of the relocation policy, Family Dollar provides certain Team Member information (i.e. base salary, Social Security number, IRS filing status, etc.). Cartus agrees that its employees will maintain the confidentiality of this personal information and use it strictly for the purposes set forth in the policy.

Relocation Program Eligibility

This program is intended to expedite Company-initiated relocations of Team Members to and between Family Dollar locations to meet business needs.

This relocation plan is designed to bring you substantially closer to your new work location. To be eligible for relocation assistance, the following criteria must be met:

•	You must be a current or newly hired full-time exempt employee in Job Grade 22 or above who is a current homeowner.

•	Family Dollar must initiate the transfer. If a Team Member requests a transfer, expenses to relocate are solely the responsibility of the Team Member.

•	The distance between the former residence and the new work location must be 50 miles greater than the distance between the former residence and the former work location. For example:

•	Old home to new job = 60 miles

•	Old home to old job = 8 miles

•	Difference = 52 miles

•	All reimbursable relocation expenses must be submitted within one year of your effective hire or transfer date, whichever is later.

•
One relocation program will be provided per household. If two or more Family Dollar Team Members are members of the same household and move together, only one package of relocation benefits will be paid.

Family members covered under this policy include your partner, dependent children and family members who currently permanently reside with you, and will be residing with you in the new location. Partner shall include your spouse or significant other including same sex relationships.

Your relocation with Family Dollar Stores Inc. is not an employment offer, contract or guarantee of continued employment. Family Dollar reserves the right to end, suspend or amend its relocation policy. Further, the Company retains ultimate discretionary authority to interpret the provisions of this policy and to determine eligibility for benefits. There will be no cash payments in lieu of utilization of any program components contained in this policy. The Company’s decisions regarding the application and interpretation of the relocation policy are final.

Relocation Repayment

Moving an employee requires a substantial investment by Family Dollar. Therefore, if you voluntarily terminate employment with the Company within 24 months of the date you commence working in the new location, you will be liable to repay all or a portion of the relocation costs incurred. In addition, all relocation benefits and payments will cease upon notice/and or separation.

You must sign and return the Relocation Repayment Agreement to HR Shared Services before any relocation benefits can be processed. (See the last page of this document.)

Travel

As you begin your travels under this program, please make travel plans as much in advance as possible to maximize cost savings to Family Dollar. Please note that the Family Dollar Business Travel Policy is in effect for relocation. It is requested that when flying, you fly coach with at least a 14-day advance fare at the lowest available fare regardless of airline or reward program miles. Please make all travel arrangements through the Family Dollar Travel Department. You should contact your Cartus consultant, who will ask Family Dollar Travel to reach out to you to confirm details of your travel.

The following guidelines should be followed while using a rental car:

•	Insurance offered by the rental car company should be declined.

•	An individual who is not a Team Member must make his/her own decisions regarding insurance coverage.

•	The rental car should never be operated after the consumption of alcohol.

•	You are responsible for any fines, speeding tickets or parking violations while using the rental car.

•	You are expected to adhere to applicable state traffic laws. Use of cell phones and other mobile devices is prohibited while driving the rental car.

•
If you are involved in an accident or suffer a work related injury, you must report the incident to your manager, regardless of the extent of the damage or absence of injuries. In addition, you must report the incident to the Family Dollar Insurance Company at 1-866-379-9693.

•	Reasonable use of the rental car by your partner is permitted, provided your partner adheres to Family Dollar and rental car company guidelines.

•	Minors are not allowed to operate the rental car.

Tracking Your Move on Cartus' Web Site

Cartus’ Internet web site, https://online.cartus.com, will give you access to helpful relocation information and the details of your move. In addition to working with your Consultant throughout the entire relocation process, this web site provides another source of information that will help ensure a smooth transition to your new location.

Features and benefits of the web site include:

•	Online access to information on your relocation.

•	Tips, tools, timelines and calculators to help you make informed decisions.

•	Access to downloadable forms and checklists.

•	Secured site to ensure that no one else can access your personal information.

•	Activities and games to get children involved in the move.

Your Consultant will provide you with a User ID and Password to access your personal information. Once you have your ID and Password, go to https://online.cartus.com and click on “Login Area.” Your Consultant will provide further instructions for access in your introductory call.

Expense Reimbursement

For those expenses that will be directly reimbursed to you, Cartus will process your relocation expense reports. New hires: please note that expense reimbursement will not occur until after you have started at Family Dollar and have been set up in the payroll system.

Online Submission

Submit your relocation expense reports online at https://online.cartus.com. To register on Cartus’ web site, click on the Online Expense Report link. (Your Consultant will provide you with a User ID and Password for initial access to the site.) Once you have submitted your online report, you can scan and upload your receipts directly to the site. Alternatively, print out the bar-coded page, tape your receipts to an 8 ½ X 11 sheet of paper and fax the bar-coded page and the receipts to the fax number listed on the bar-coded page.

•	Itemized receipts must be submitted for all expenses.

•	Relocation expenses are separate and distinct from business expenses and must be submitted on a relocation expense form.

•	If you have business expenses to submit during this time, please go to the Family Dollar Red Zone Team Member Home page for instructions on submitting business expenses.

•	Be sure to keep a copy of your submitted expense reports (including the receipts) for your records.

•	Credit card statements may not be used in lieu of original receipts.

•	Call your Consultant should you have any questions.

Ä	Go to https://online.cartus.com for a status of your expense reimbursement. Just click on Move Status, then Expenses.

Before You Get Started

STOP!	Before you contact a real estate agent in either the old or new location please call your Cartus Consultant!

In an effort to improve the quality of real estate agent selection and control costs, Family Dollar is using a “Broker Referral” program with Cartus. Your utilization of this program in both the selling and buying part of your relocation is required in order to be eligible for full relocation benefits. Your Cartus Consultant will provide access to the Cartus Network of qualified real estate brokers available in your community who specialize in service to relocating employees.

Please exercise caution when browsing the internet since you may inadvertently register with an agent. This registration will not qualify under the Broker Registration program with Cartus.

Lump Sum Payment/Real Estate Assistance

You will receive a one-time lump sum payment to cover expenses not otherwise covered in this relocation policy. The payment amount is $30,000.

These funds are yours to spend, as you deem necessary for expenses incurred in connection with your relocation that are not covered through this relocation policy. You may retain any portion of these funds not spent. Any shortfall of funds is to be covered by you at your expense. It is not necessary to submit for individual expenses, however, you are encouraged to retain receipts for your personal records.

Some examples of expenses which the lump sum is intended to help offset are:

•	Laundry/dry cleaning, newspapers, movies

•	Telephone calls

•	Prepaid fees, such as club dues, etc. which are forfeited due to the relocation

•	Pet transportation, boarding/kenneling and care

•	Driver’s license/automobile registration

•	Carpet and drapery cleaning/purchase/installation

•	Cable TV, satellite, phone and utility hook-up/installation

•	Cleaning of former or new residence/trash removal

•	Home sale and/or home purchase expenses, including commission and closing costs

•	Shipment of items not covered under the movement of household goods program (See “Moving Your Household Goods” for coverage provisions.)

•	Connection of household appliances not performed by the moving company (See “Moving Your Household Goods” for coverage provisions.)

•	Tax obligations due to relocation

NOTE: One lump sum payment will be provided per household. If two or more Family Dollar Team Members are members of the same household and are moving together, only one lump sum payment will be paid.

You may request payment of the Lump Sum via the online expense report system upon acceptance and commencement of your relocation, including signing the Repayment Agreement. If you are a new hire, the Lump Sum will be paid once you have started at Family Dollar and have been set up in the payroll system.

The lump sum payment will be reported as taxable income. All appropriate taxes will be withheld; gross up is not provided.

Selling Your Present Home

Receiving the best possible price and coordinating your home sale are vital concerns. To address these concerns, the policy provides marketing assistance and a lump sum payment.

Remember: Do not contact a real estate broker or agent prior to speaking with your Consultant.

Real Estate Agent Selection

Family Dollar understands that getting the best price for your home is vital to a successful relocation. As such, selection of a knowledgeable and competent real estate agent is very important. Your Consultant will provide you with access to a network of real estate companies and agents available in your community who specialize in servicing relocating employees. These companies have been specially trained to aggressively market your home and address issues that are unique to relocation. In addition to providing qualified real estate professionals in your area, use of one of these agents may relieve you of any pressure you may feel to use the services of a friend, relative or acquaintance in the real estate field.

We recommend you interview several agents to assess their ability to effectively market your home. Please advise them that you are considering using their services and have been referred by Cartus. Some of the questions you might ask an agent to help you in your selection process are:

•	What locations and price ranges are you most active in?

•	How many homes similar to mine have you sold in the last 90 days?

•	What is the marketing strategy you will use to get my home sold (number of open houses, how often and where will my home be advertised)?

•	What are the comparable home listings and sales you will or have used to arrive at your recommended list price?

Stop!

Once you have chosen an agent and before you begin working with him or her, notify your Consultant of your selection. Family Dollar is using a “Broker Registration” program with Cartus. Your Consultant will register a referral with the real estate agent for you. Your utilization of this program is required. The choice of agent remains yours, but please contact Cartus even if you have an agent in mind.

Marketing Assistance

One of the most important parts of your relocation is selling your present home. For this reason, Family Dollar has arranged for home marketing assistance. You are strongly encouraged to participate in this program.

The Marketing Assistance program will provide you with a Real Estate Specialist at Cartus who will work directly with your selected agent. This specialist acts as your objective advocate and will provide real estate guidance and support. Additionally this specialist will monitor agent performance and communicate recommendations and strategies through your assigned consultant.

Your Consultant will order a Broker’s Market Analysis (BMA) from a local real estate agent. The BMA will provide initial information regarding your home along with suggestions for marketing. In addition, the agent will provide a recommended list price and expected sale price for your home. The results of the BMA will be reviewed by Cartus and shared with you.

In most housing markets, real estate activity (the number of showings to prospective buyers) is at the highest for most properties during the first three to four weeks of marketing. Recognizing this, it is worthwhile to take time to plan an appropriate strategy that will make the home as competitive as possible in every aspect, and take maximum advantage of those important first weeks on the market.

A home’s list price is an important part of the marketing strategy. Studies show that a properly priced home will sell faster than a home that was overpriced when initially exposed to the market. You are strongly encouraged to initially list your home for no higher than 105% of the suggested list price in the BMA. Your Consultant will monitor the listing effort. Once your home is listed, your listing agent will communicate the results of advertising and open houses, as well as feedback from buyers and other real estate agents, to Cartus. Your Consultant will make recommendations to adjust price, advertising, terms, or conditions accordingly.

Ä	Go to www.cartus.com for an “Interior/Exterior Action List” to help you get your house ready for sale.

When you receive an offer, please contact Cartus for review of the contract and negotiation assistance. During the review process, your Consultant will indicate any items that you have agreed to which may not be in your best interest.

Home Finding Assistance

If you are choosing to purchase a new home, the Company understands that finding the right home in the new location is vital to a successful relocation. Your Consultant will provide you access to a qualified real estate agent who will be able to provide specific information such as:

•	Types and price ranges of available homes

•	Town and neighborhood data

•	Property tax information

•	Commuting information

•	Education, medical, religious and other information.

If you choose to purchase in the new location:
Selection of a knowledgeable and competent real estate agent is very important. Prior to contacting a real estate agent in the new location, contact your Consultant. You will be provided access to the Cartus Network of real estate companies or agents in your new community who specialize in servicing relocating employees. These companies have been specially trained to address issues that are unique to relocation. Use of one of these agents may relieve you of any pressure you may feel in using the services of a friend, relative or acquaintance in the real estate field.

Prior to contacting a real estate agent in the new location, contact your Consultant.
Family Dollar is using a “Broker Registration” program with Cartus. Your Consultant will register a referral with the real estate agent for you. Your utilization of this program is required.

Ä	Go to https://online.cartus.com for checklists for selecting communities, schools and buying or renting a home.

Home Finding Trip

If you will be purchasing a home, you should be pre-qualified for your new home mortgage before planning your home finding trip.

You will be reimbursed actual and reasonable costs for you and one additional traveler to travel to the new location to find a new residence, based on the following:

Up to two trips, not to exceed four (4) days/ three (3) nights for each trip which includes:

•	Transportation costs (coach airfare if the distance exceeds 250 miles, or mileage at the Corporate rate)

•	Reasonable lodging, meal and rental car expenses.

Please make all travel arrangements through the Family Dollar Travel Department. If a home finding trip will not be utilized, a return trip from the destination location to the departure can be substituted.

Entertainment expenses (movies, ball games, museums, site seeing tours, etc.) will not be covered during a home finding trip.

Reimbursement will be coordinated through Cartus and is considered taxable income. All appropriate taxes will be withheld; gross up is not provided. Oftentimes, home finding expenses will be direct billed to Family Dollar. In this scenario, tax withholdings will come as a deduction from a future paycheck.

Temporary Living

Temporary living is available should it be necessary for you to live at your new location prior to moving your family, establishing a permanent residence, and/or while waiting for your household goods to arrive at the new location. Lodging will be covered for up to 90 days. These days do not need to be taken consecutively. Your Consultant will assist you in obtaining suitable living facilities.

The number of bedrooms allowed is determined as follows:

•	One bedroom - You and your partner

•	Additional bedroom(s) - Each child or qualified tax dependent

•	Maximum of three bedrooms

Expenses reimbursed include the reasonable cost of lodging, electricity, water, basic cable and internet. You are responsible for phone set up and the monthly telephone bill as well as any pet charges. If you move into a long term rental and don’t need to utilize traditional temporary housing, you can be reimbursed for up to three months rent.

Cartus will not be liable for damage, destruction or loss of any property located or stored in the apartment regardless of the cause of said damage, destruction or loss.  Additionally, you will be responsible for any additional cleaning fees and damage fees exceeding normal wear and tear on move-out.

If you start to work in the new location before you have moved into your new residence and the mileage exceeds 250 miles, arrangements can be made to ship one automobile to the new location ahead of your household goods. You are expected to use your personal automobile while in Temporary Living.

Payment of Temporary Living will be reported as taxable income. All appropriate taxes will be withheld; gross up is not provided. Oftentimes, temporary living will be direct billed to Cartus. In this scenario, tax withholdings will come as a deduction from a future paycheck.

Moving Your Household Goods

Cartus has contracted with reputable, national van lines for the shipment of your household goods. Your move will be booked with a mover who is best suited to provide you with quality service based on your location. Once a mover has been selected, a representative will be contacting you to arrange for a pre-move survey. This person will work with you in all subsequent scheduling of packing, moving and delivery.

You should contact your Consultant as early as possible to establish a preliminary schedule as household goods shipments can take up to 4 weeks to book. Moves can only occur on business days. Goods will be picked up from one location and delivered to one location.

The following expenses and services are covered:

•	Packing, transporting and unpacking of ordinary household goods

•	Shipping of all goods normally associated with your household

•	Disassembly and reassembly of beds, including mattresses. (except for waterbeds)

•	Connecting mirrors to dressers.

•	Disconnection and reconnection of usual household appliances, such as refrigerators, stoves and/or washer/dryers. (This does not include installation of new gas, electric or plumbing lines.)

•	Crating required by the mover

•	Pick-up of packing materials (such as boxes and wrapping materials) in the host location, within a reasonable amount of time.

The following expenses and services are not covered:

•	Shipment of hazardous materials such as explosives, chemicals, flammable materials, firearms and garden chemicals

•	Shipment of firewood, lumber or other building materials

•	Shipment of pets, livestock or other animals

•	Valuables such as jewelry, currency, dissertations or publishable papers, and other collectibles or items of extraordinary value

•	Shipment of plants, food, wine collections or other perishables

•	Removal or disassembling or installation of carpeting, drapery rods, storage sheds or other permanent fixtures

•	Shipment of snowmobiles, boats, recreational vehicles, antique automobiles, tractors, trailers or campers (NOTE: Motorcycles, ATV’s and riding mowers will be shipped.)

•	Shipment of unusually heavy or cumbersome hobby or business materials, such as grandfather clocks, piano’s, commercial lawnmowers, forklifts or bobcats

•	Shipment of hot tubs, spas or tanning beds

•	Shipment of buildings, storage sheds, awnings, fences, cabanas, gazebos, outside oil tanks or other items that could be considered to be permanent fixtures/part of the real estate

•	Disassembly and reassembly of computer systems, and home entertainment systems, including televisions, VCR’s, DVD players, sound systems, stereos and antennas

•	Disassembly and re-assembly of swing sets, play sets or tool sheds

•	Shipment of items that are too fragile or perishable to withstand shipping without damage or which could cause damage to the rest of the shipment

•	Overtime charges (weekends, holidays and evening hours), or extra pickups or deliveries

•	Maid service

Moving Your Household Goods continued

This list is not all-inclusive and you should discuss any questions with your Consultant.

To avoid unnecessary delays and misunderstandings, it is important to be present at packing, loading, unloading and unpacking. Check the inventory sheets carefully. Give the driver your contact information (cell phone, itinerary, etc.), as well as an alternate number, especially in the destination location. At time of delivery, note any damage on the inventory sheets. Please read the “Insurance/Claims” sub-section below.

Automobiles

You are encouraged to drive your personal automobile(s) to the new location. Reimbursement is made at the current Corporate reimbursement rate. If the distance to the new location exceeds 250 miles, you may ship 1 automobile. If the distance exceeds 500 miles, you may ship up to 2 automobiles total. Shipped vehicles are not eligible for mileage expense reimbursement.

If you do ship a car, an inventory sheet showing all pre-existing damage will be filled out by the moving company driver. Be sure and check this before your vehicle is loaded. If you do not agree with the inventory sheet, discuss this with the driver immediately. Please read the “Insurance/Claims” sub-section below for important information on taking delivery of your shipped vehicle(s).

Storage

If your new home is not accessible for delivery of your household goods, temporary storage will be provided for up to 90 days. Storage costs exceeding this time limit must be paid by you. Also included is a one-time delivery of your household goods from storage. If a partial shipment is made, you will be responsible for all expenses associated with the additional deliveries.

Insurance/Claims

Full replacement value insurance up to $100,000 is provided for your personal property while in transit. The insurance does not cover: banking accounts, bills, deeds, evidence of debt, currency, letters of credit, passports, airline or other tickets, securities, bullion, precious stones, stamp or coin collections. Special arrangements should be made for these items.

Additional insurance is at your expense. Consult your personal insurance policy representative for an explanation of coverage for items in transit, as well as coverage for vacant property at the former and/or new locations, if applicable.

If your shipped household goods are lost or damaged during the move, note as much as possible on the driver’s inventory sheet before you sign it. The same applies to your shipped vehicle(s). Missing items and vehicular damage claims may be denied if not noted on the inventory sheet. If you have a claim, contact your Consultant as soon as possible. Please note because the mechanical condition of your shipped vehicle(s) is not known, Family Dollar cannot accept liability for any mechanical problems that exist after the vehicle is delivered.

Self Move

You may decide to perform a self move of your goods in lieu of a full van line move. If this is the case, you will be reimbursed for the cost of a U-Haul (or other rental van), reasonable packing materials, as well as the cost of gas while driving the rental van. You must save all receipts and submit them to Cartus via an expense report.

Choosing to do a self move is at your discretion, and in no way can Family Dollar be held responsible for any injury or damage that may be done to you, or any other persons involved in your move. Family Dollar also cannot be held responsible for any damage done to your rental van, or any of your belongings should they be damaged during the self move process.

Ä	Go to https://online.cartus.com, Moving Guide, Household Goods - for a “Moving Day Countdown” checklist.

Final Move to New Destination

You will be reimbursed for reasonable expenses incurred in moving your family to the new location using the most direct route. It is expected that you will drive at least 350 miles* per day.

Covered final move expenses include:

•	Mileage at the Corporate rate and tolls for up to 2 cars (if not being shipped) OR

•	One way coach airfare if the distance is greater than 500 miles

•	(14 day advance fare required). (Note: You may purchase a round trip airline ticket if the fare is less expensive than a one-way ticket.)

•	Reasonable lodging for one night in the old location upon completion of packing and loading, while en route, and for one night in the new location.

•	Meals will be reimbursed up to $35 per day per adult, and up to $25 per day per child 12 and under. Receipts are required.

•	If your car was shipped, reasonable rental car charges for up to 14 days or until your personal car arrives, whichever occurs first.

Please make all travel arrangements through the Family Dollar Travel Department.

Some of the expenses for final move are excludable from income. All appropriate taxes will be withheld from the expense reimbursement for taxable items.

*Please note: If you drive less than 350 miles per day (except on the last day), the taxation of the lodging and a portion of the mileage will be affected; those items will no longer be excludable from income and all appropriate taxes will be withheld.

Tax Considerations

The IRS considers all expenses paid to you, or on your behalf, as compensation except those expenses associated with:

•	The household goods shipment

•	Storage of household goods for the first 30 days

•	Final move expenses, excluding meals, and mileage over the current Federal excludable rate.

Payments subject to tax withholding in compliance with IRS regulations will appear on your W-2 for the year that the payment was disbursed. All appropriate taxes will be withheld from taxable payments. Gross up is not provided on the taxable reimbursements. For example, if your expenses are $1,000, taxes will be withheld and you will receive approximately $600. Please note taxes vary from state to state, so the actual reimbursement may be larger or smaller than this example.

Note:

•	It is imperative to keep records and receipts of all expenses to manage your tax return filing process at year-end.

•	A year-end tax reporting statement itemizing all relocation expenses will be prepared and sent to you from Cartus.

•
Consult a professional tax advisor for details on the tax implications of your relocation. Along with seeking the assistance of a professional tax advisor, consider reading the following IRS information guides:

•	Publication 521 - Moving Expenses

•	Publication 523 - Tax Information on Selling Your Home

To order these guides or necessary tax forms call 1-800-TAX-FORM. You can also access forms and publications on the IRS website: http://www.irs.gov.

Tax Summary Chart

Reimbursement	Added to W-2	Taxable Income	Taxes Withheld
Lump Sum Payment/Real Estate Assistance	Yes	Yes	Yes
Home Finding Trips	Yes	Yes	Yes
Temporary Living	Yes	Yes	Yes
Household Goods Shipment	No	No	N/A
Storage of Household Goods (1st 30 days)	No	No	N/A
Storage of Household Goods (2nd 30 days)	Yes	Yes	Yes
Final Move Trip/En Route	No	No	Yes[1]

___________________________

[1]
Final move lodging and a portion of the mileage reimbursement is not taxable income. The remainder of the mileage, and meals are taxable income. The excludable mileage amount is set by the IRS and changes yearly. Please refer to IRS Publication 521 for more information.

Relocation Repayment Agreement

Name
Address
City, State Zip
Phone
Email

Estimated Start Date:
Position:
Supervisor:
Tier:

Lump Sum Amount:

Please read the following and sign:

You have been offered the Tier 1 Level Homeowner policy based upon the fact that you are currently a homeowner, and you have indicated that you plan on selling your departure home.

As consideration for the relocation benefits which Family Dollar (“Family Dollar” or the “Company”) has agreed to pay me, I agree that if I voluntarily terminate my employment within twelve (12) months from the date I commence working at the location to which I have been assigned, I will reimburse Family Dollar for 100% of those relocation expenses incurred by the Company on my behalf. Additionally, I agree that if I voluntarily terminate my employment anytime within 12-24 months from the date I commence working at the location to which I have been assigned, I will reimburse Family Dollar for 50% of the relocation expenses incurred by the company on my behalf. Examples of expenses which must be reimbursed include, but are not limited to, temporary housing, house hunting trips, lump sum payments and actual moving expenses. The reimbursement is to be paid as follows: One-half of the amounts owed must be paid on my last day of employment; the balance must be paid no later than sixty days after my last day of employment.

If Family Dollar incurs any costs or expenses, including but not limited to attorneys’ fees, in the collection of this debt, I agree to pay the attorneys’ fees and expenses associated with the collection of this debt. In addition, if I am late in making payments or fail to make any payments under this Agreement, Family Dollar may, in its sole discretion, make all monies owed immediately due and payable.

If I choose to rent at the destination location, I will notify my Cartus consultant. My consultant will be able to provide some suggested language that I should attempt to have included in my lease, that can assist with terminating the lease, should I be relocated again.

By signing below, I acknowledge that I have received and read the Relocation policy, attached hereto. Specifically, I have read the Tax Summary Chart, and understand that these relocation benefits are not being grossed up for taxes.

This Agreement in no way modifies my status as an at-will employee. I understand that this agreement is not to be construed and is not a guarantee that I will continue to be employed for a twelve (12) month period or for any period of time. I further understand that I can be terminated at any time, with or without cause, at the sole discretion of Family Dollar.
This document should be returned to your Cartus Consultant.

Team Member Signature: _______________________________Date: _______________

Revised 1/1/14